Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Vibrant Health  International,  a Nevada
corporation  (the  "Company"),  on Form  10-KSB  for the  annual  period  ending
December  31, 2003 as filed with the  Securities  and Exchange  Commission  (the
"Report"),  I, Thomas H. McAdam,  Chief  Executive  Officer and Chief  Financial
Officer of the Company,  certify,  pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The  information  contained in the Report fairly  presents,  in all material respects, the financial condition and result of operations of the Company.

                                                /s/Thomas H. McAdam
                                                Thomas H. McAdam
                                                Chief Executive Officer and
                                                Chief Financial Officer
March 3, 2004